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Charlie Ruehr	McLean, VA 22102
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Kent Landers
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Hilton Reports Second Quarter Results

MCLEAN, VA (July 28, 2026) - Hilton Worldwide Holdings Inc. ("Hilton," "the Company," "we," "us" or "our") (NYSE: HLT) today reported its second quarter 2026 results. Highlights include:

•Diluted EPS was $2.10 for the second quarter, and diluted EPS, adjusted for special items, was $2.29

•Net income was $482 million for the second quarter

•Adjusted EBITDA was $1,054 million for the second quarter

•System-wide comparable RevPAR increased 3.9 percent, on a currency neutral basis, for the second quarter compared to the same period in 2025

•Approved 42,900 new rooms for development during the second quarter, bringing our development pipeline to 541,300 rooms as of June 30, 2026, representing growth of 6 percent from June 30, 2025

•Added 24,100 rooms to our system, resulting in 21,600 net additional rooms for the second quarter, contributing to net unit growth of 6.1 percent from June 30, 2025

•Announced the launch of a new lifestyle brand, Undergraduate by Hilton, an upper‑midscale offering designed to expand Hilton’s presence in college and university markets, in June 2026

•Issued $1.0 billion aggregate principal amount of 5.500% Senior Notes due 2031 in May 2026

•Repurchased 2.9 million shares of Hilton common stock during the second quarter, bringing total capital return, including dividends, to $966 million for the quarter and $2,034 million year to date through July

•Full year 2026 system-wide RevPAR is projected to increase between 3.0 percent and 3.5 percent on a comparable and currency neutral basis compared to 2025; full year net income is projected to be between $1,883 million and $1,911 million; full year Adjusted EBITDA is projected to be between $4,040 million and $4,080 million

•Full year 2026 capital return is projected to be approximately $3.5 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We delivered strong top and bottom-line results for the second quarter, driven by the continuation of strengthening demand trends and broad-based momentum across our system, which we expect to continue for the remainder of the year and into 2027. Our disciplined development strategy continues to drive strong results, with openings and approvals both increasing 50 percent sequentially from the first quarter and our pipeline ending the quarter at a record level. We remain confident in our ability to deliver net unit growth of 6.0% to 7.0% in 2026 and beyond.”

For the three months ended June 30, 2026, system-wide comparable RevPAR increased 3.9 percent compared to the same period in 2025 due to an increase in both occupancy and ADR. Management and franchise fee revenues increased 6.4 percent compared to the same period in 2025.

For the six months ended June 30, 2026, system-wide comparable RevPAR increased 3.9 percent compared to the same period in 2025 due to an increase in both occupancy and ADR. Management and franchise fee revenues increased 8.3 percent compared to the same period in 2025.

For the three months ended June 30, 2026, diluted EPS was $2.10 and diluted EPS, adjusted for special items, was $2.29, compared to $1.84 and $2.20, respectively, for the three months ended June 30, 2025. Net income and Adjusted EBITDA were $482 million and $1,054 million, respectively, for the three months ended June 30, 2026, compared to $442 million and $1,008 million, respectively, for the three months ended June 30, 2025.

For the six months ended June 30, 2026, diluted EPS was $3.76 and diluted EPS, adjusted for special items, was $4.30, compared to $3.07 and $3.92, respectively, for the six months ended June 30, 2025. Net income and Adjusted EBITDA were $865 million and $1,955 million, respectively for the six months ended June 30, 2026, compared to $742 million and $1,803 million, respectively, for the six months ended June 30, 2025.

Kevin J. Jacobs, Executive Vice President & Chief Financial Officer, said, “Our second quarter net income and Adjusted EBITDA benefited from better-than-expected RevPAR growth and $17 million of non-RevPAR items that had previously been expected to occur in the second half of the year.”

Development

In the second quarter of 2026, we opened 207 hotels, totaling 24,100 rooms, resulting in 21,600 net room additions. Room openings were up 50 percent from the first quarter of 2026, with notable openings including the Conrad Athens The Ilisian, marking the debut of the luxury brand in Greece and the Slohh by Roach Bengaluru, Curio Collection by Hilton, marking the debut of the lifestyle brand in India. We also opened the first three Apartment Collection by Hilton properties since the brand's launch earlier this year in Salt Lake City, Austin and Atlanta. During the quarter, we signed the Waldorf Astoria Miami Beach and the Umfolozi River Hotel, Tapestry Collection by Hilton, in South Africa, further expanding the hotels in our luxury and lifestyle brand portfolios.

We added 42,900 rooms to the development pipeline during the second quarter, and, as of June 30, 2026, our development pipeline totaled 3,853 hotels representing 541,300 rooms throughout 132 countries and territories, including 26 countries and territories where we had no existing hotels. Additionally, of the rooms in the development pipeline, almost half were under construction and more than half were located outside of the U.S.

Balance Sheet and Liquidity

As of June 30, 2026, we had $13.4 billion of debt outstanding, excluding the deduction for unamortized deferred financing costs and discount, with a weighted average interest rate of 5.03 percent. Excluding all finance lease liabilities, we had $13.1 billion of debt outstanding with a weighted average interest rate of 5.04 percent and no material indebtedness that matures until April 2029, other than $600 million of outstanding Senior Notes due April 2027. We believe that we have sufficient sources of liquidity and access to debt financing to address the Senior Notes due April 2027 at or prior to their maturity date as well as all indebtedness that becomes due thereafter.

In May 2026, we issued $1.0 billion aggregate principal amount of 5.500% Senior Notes due 2031 and used a portion of the net proceeds to fully repay $450 million of outstanding borrowings under our senior secured revolving credit facility (the "Revolving Credit Facility") from earlier during the period. As of June 30, 2026, no borrowings were outstanding under our Revolving Credit Facility, which had an available borrowing capacity of $1,894 million after considering $106 million of letters of credit outstanding. Total cash and cash equivalents were $1,064 million as of June 30, 2026, including $55 million of restricted cash and cash equivalents.

In June 2026, we paid a quarterly cash dividend of $0.15 per share of common stock, for a total payment of $34 million, bringing total dividend payments for the year to $69 million. In July 2026, our board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on September 30, 2026 to holders of record of our common stock as of the close of business on August 21, 2026.

During the three months ended June 30, 2026, we repurchased 2.9 million shares of Hilton common stock at an average price per share of $326.99, for a total of $932 million. During the six months ended June 30, 2026 we repurchased 5.6 million shares of Hilton common stock at an average price per share of $314.62, returning $1,826 million of capital to shareholders, including dividends. Total capital return to shareholders, including dividends year-to-date through July, was $2,034 million.

The number of shares outstanding as of July 23, 2026 was 225.1 million.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases through the second quarter but do not include the effects of potential share repurchases thereafter.

Full Year 2026

•System-wide comparable RevPAR, on a currency neutral basis, is projected to increase between 3.0 percent and 3.5 percent compared to 2025.

◦Outlook reflects expected third quarter benefits from the World Cup and favorable calendar shifts, while the fourth quarter is expected to be affected by unfavorable calendar shifts and midterm elections.

•Diluted EPS is projected to be between $8.22 and $8.35.
•Diluted EPS, adjusted for special items, is projected to be between $8.89 and $9.01.
•Net income is projected to be between $1,883 million and $1,911 million.
•Adjusted EBITDA is projected to be between $4,040 million and $4,080 million.
•Contract acquisition costs and capital expenditures, excluding amounts reimbursed by third parties, are projected to be approximately $300 million.
•Capital return is projected to be approximately $3.5 billion.
•General and administrative expenses are projected to be approximately $400 million.
•Net unit growth is projected to be between 6.0 percent and 7.0 percent, with the second half of 2026 expected to outperform the first half of the year.

Third Quarter 2026

•System-wide comparable RevPAR, on a currency neutral basis, is projected to increase approximately 4.0 percent compared to the third quarter of 2025.
•Diluted EPS is projected to be between $2.20 and $2.26.
•Diluted EPS, adjusted for special items, is projected to be between $2.28 and $2.34.
•Net income is projected to be between $502 million and $516 million.
•Adjusted EBITDA is projected to be between $1,035 million and $1,055 million.

Conference Call

Hilton will host a conference call to discuss second quarter of 2026 results on July 28, 2026 at 9:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 4006802. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-855-669-9658 in the U.S. or 1-412-317-0088 internationally using the conference ID 6596218.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, future financial results, liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "forecasts," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry; macroeconomic factors beyond our control, such as inflation, changes in interest rates, challenges due to labor shortages or disputes and supply chain disruptions; the loss of key senior management personnel; competition for hotel guests and management and franchise contracts; risks related to doing business with third-party hotel owners; performance of our information technology systems; growth of reservation channels outside of our system; risks of doing business outside of the U.S.; risks associated with geopolitical conflicts, including Iran; uncertainty resulting from U.S. and global political trends, tariffs and other policies, including potential barriers to travel, trade and immigration and other geopolitical events; and our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is filed with the Securities and Exchange Commission (the "SEC") and is accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures, as well as the most comparable GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 28 world-class brands comprising more than 9,400 properties and nearly 1.4 million rooms, in 144 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed over 4 billion guests in its more than 100-year history. Named as the No. 1 World's Best Workplace by Great Place to Work and Fortune, Hilton aims to create the best culture for its 500,000 team members around the world. Hilton has introduced industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the 260 million Hilton Honors members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, x.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/@hilton.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues
Franchise and licensing fees	$808	$745	$1,504	$1,370
Base and other management fees	99	97	194	185
Incentive management fees	69	75	145	147
Ownership	311	332	560	566
Other revenues	72	77	138	123
	1,359	1,326	2,541	2,391
Cost reimbursement revenues	1,982	1,811	3,737	3,441
Total revenues	3,341	3,137	6,278	5,832

Expenses
Ownership	266	286	501	525
Depreciation and amortization	49	43	99	84
General and administrative	114	109	217	203
Other expenses	46	26	68	52
	475	464	885	864
Reimbursed expenses	2,008	1,895	3,857	3,654
Total expenses	2,483	2,359	4,742	4,518

Operating income	858	778	1,536	1,314

Interest expense	(183)	(151)	(345)	(296)
Gain (loss) on foreign currency transactions	(7)	(1)	(12)	1
Other non-operating income, net	12	3	19	20

Income before income taxes	680	629	1,198	1,039

Income tax expense	(198)	(187)	(333)	(297)

Net income	482	442	865	742
Net loss (income) attributable to redeemable and nonredeemable noncontrolling interests	—	(2)	2	(2)
Net income attributable to Hilton stockholders	$482	$440	$867	$740

Weighted average shares outstanding:
Basic	227	237	228	239
Diluted	229	239	230	241

Earnings per share:
Basic	$2.12	$1.85	$3.80	$3.10
Diluted	$2.10	$1.84	$3.76	$3.07

Cash dividends declared per share	$0.15	$0.15	$0.30	$0.30

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2026	vs. 2025		2026	vs. 2025	2026	vs. 2025

System-wide	74.9%	1.0%	pts.	$166.97	2.5%	$125.02	3.9%

Region
U.S.	77.3%	1.6%	pts.	$180.16	3.2%	$139.28	5.4%
Americas (excluding U.S.)	68.6	0.4		157.79	3.9	108.32	4.6
Europe	78.3	1.6		182.96	2.2	143.28	4.3
Middle East & Africa	53.0	(16.1)		176.72	(8.1)	93.65	(29.5)
Asia Pacific	68.6	1.0		97.42	(0.3)	66.80	1.2

Brand(1)
Waldorf Astoria Hotels & Resorts	63.2%	(2.8)%	pts.	$488.62	3.2%	$308.75	(1.1)%
Conrad Hotels & Resorts	71.5	(2.1)		291.96	3.0	208.61	—
LXR Hotels & Resorts	61.4	(1.0)		487.73	7.5	299.43	5.8
Canopy by Hilton	76.3	(0.1)		246.56	3.1	188.13	2.9
Hilton Hotels & Resorts	72.8	0.7		200.21	1.9	145.67	2.9
Curio Collection by Hilton	74.2	1.6		255.32	2.4	189.55	4.6
Graduate by Hilton	70.2	2.6		240.78	4.8	169.03	8.8
DoubleTree by Hilton	72.1	0.6		155.22	2.6	111.84	3.5
Tapestry Collection by Hilton	72.9	2.6		202.37	2.9	147.62	6.6
Embassy Suites by Hilton	79.1	1.4		196.97	3.3	155.87	5.2
Motto by Hilton	83.3	(0.2)		245.40	2.8	204.36	2.6
Hilton Garden Inn	73.7	0.5		149.23	2.6	109.94	3.3
Hampton by Hilton	75.0	0.8		135.80	2.8	101.83	3.9
Tru by Hilton	76.5	1.4		137.78	3.2	105.43	5.1
Homewood Suites by Hilton	83.4	1.7		171.24	2.8	142.87	4.9
Home2 Suites by Hilton	79.9	2.5		142.44	2.6	113.79	5.9

Segment
Management and franchise	74.8%	1.0%	pts.	$166.35	2.6%	$124.47	4.0%
Ownership(2)	79.5	1.2		222.48	(4.8)	176.94	(3.4)

(continued on next page)

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2026	vs. 2025		2026	vs. 2025	2026	vs. 2025

System-wide	71.3%	1.3%	pts.	$162.51	2.0%	$115.93	3.9%

Region
U.S.	73.2%	1.6%	pts.	$174.72	2.3%	$127.93	4.7%
Americas (excluding U.S.)	66.3	0.9		157.97	3.3	104.78	4.8
Europe	72.2	2.0		168.31	2.5	121.51	5.5
Middle East & Africa	58.6	(10.0)		201.45	(0.4)	118.09	(15.0)
Asia Pacific	66.7	1.6		99.57	0.5	66.45	2.9

Brand(1)
Waldorf Astoria Hotels & Resorts	64.7%	(0.8)%	pts.	$492.15	1.2%	$318.36	(0.1)%
Conrad Hotels & Resorts	72.0	(0.8)		295.63	2.3	212.98	1.2
LXR Hotels & Resorts	64.5	4.0		506.30	5.9	326.76	12.9
Canopy by Hilton	72.8	1.3		236.44	2.5	172.08	4.4
Hilton Hotels & Resorts	70.0	1.2		198.24	1.8	138.83	3.6
Curio Collection by Hilton	71.8	2.4		250.68	2.2	179.93	5.8
Graduate by Hilton	64.5	2.2		222.12	3.0	143.24	6.7
DoubleTree by Hilton	68.5	1.1		149.94	2.2	102.74	3.9
Tapestry Collection by Hilton	68.8	3.5		193.00	2.6	132.71	8.0
Embassy Suites by Hilton	75.9	1.5		191.96	2.3	145.74	4.3
Motto by Hilton	78.8	0.4		210.44	1.3	165.74	1.8
Hilton Garden Inn	69.6	0.8		143.24	1.8	99.72	3.0
Hampton by Hilton	70.8	1.0		130.06	2.1	92.07	3.5
Tru by Hilton	71.6	1.2		131.92	2.7	94.41	4.5
Homewood Suites by Hilton	80.1	1.7		163.78	1.9	131.11	4.0
Home2 Suites by Hilton	76.6	2.6		138.32	2.0	105.98	5.6

Segment
Management and franchise	71.3%	1.3%	pts.	$161.97	2.1%	$115.48	4.0%
Ownership(2)	74.7	2.8		211.55	(3.2)	158.05	0.6
____________
(1)Excludes brands for which a significant number of the hotels were designated as non-comparable hotels as of the end of the period so as to make comparative statistics for such brand not meaningful.
(2)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of June 30, 2026

	Ownership(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts	2	463	38	9,299	—	—	40	9,762
Conrad Hotels & Resorts	1	164	44	14,121	6	3,057	51	17,342
LXR Hotels & Resorts	—	—	7	1,155	10	1,670	17	2,825
NoMad	—	—	1	91	—	—	1	91
Signia Hilton	—	—	6	4,293	—	—	6	4,293
Canopy by Hilton	—	—	15	2,699	34	6,103	49	8,802
Hilton Hotels & Resorts	43	14,659	312	130,546	271	84,155	626	229,360
Curio Collection by Hilton	—	—	33	7,232	175	31,851	208	39,083
Graduate by Hilton	—	—	—	—	35	5,881	35	5,881
DoubleTree by Hilton	—	—	170	45,480	548	114,925	718	160,405
Tapestry Collection by Hilton	—	—	9	2,971	197	23,141	206	26,112
Embassy Suites by Hilton	—	—	36	9,498	232	52,000	268	61,498
Tempo by Hilton	—	—	1	661	8	1,350	9	2,011
Outset Collection by Hilton	—	—	—	—	5	523	5	523
Motto by Hilton	—	—	—	—	12	2,547	12	2,547
Hilton Garden Inn	—	—	135	26,846	1,030	145,851	1,165	172,697
Hampton by Hilton	—	—	48	7,750	3,182	357,019	3,230	364,769
Tru by Hilton	—	—	14	1,565	340	32,928	354	34,493
Spark by Hilton	—	—	1	329	274	23,961	275	24,290
Homewood Suites by Hilton	—	—	7	928	555	63,781	562	64,709
Home2 Suites by Hilton	—	—	2	210	911	100,689	913	100,899
LivSmart Studios by Hilton	—	—	—	—	3	339	3	339
Apartment Collection by Hilton	—	—	—	—	3	764	3	764
Strategic partner hotels(2)	—	—	—	—	562	26,124	562	26,124
Other(3)	—	—	3	803	11	3,019	14	3,822
Total hotels	46	15,286	882	266,477	8,404	1,081,678	9,332	1,363,441
Hilton Grand Vacations(4)	—	—	—	—	121	21,401	121	21,401
Total system	46	15,286	882	266,477	8,525	1,103,079	9,453	1,384,842

	Ownership(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
U.S.	—	—	175	78,529	6,151	784,690	6,326	863,219
Americas (excluding U.S.)	1	405	67	17,836	450	57,229	518	75,470
Europe	37	10,661	108	26,258	809	96,288	954	133,207
Middle East & Africa	3	1,376	120	34,457	47	6,856	170	42,689
Asia Pacific	5	2,844	412	109,397	947	136,615	1,364	248,856
Total hotels	46	15,286	882	266,477	8,404	1,081,678	9,332	1,363,441
Hilton Grand Vacations(4)	—	—	—	—	121	21,401	121	21,401
Total system	46	15,286	882	266,477	8,525	1,103,079	9,453	1,384,842
____________
(1)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.
(2)Includes hotels that are included in our booking channels and participate in the Hilton Honors guest loyalty program through strategic partnership arrangements.
(3)Includes other hotels in our system that are not distinguished by a specific Hilton brand.
(4)Includes properties under our timeshare brands including Hilton Club, Hilton Grand Vacations Club and Hilton Vacation Club.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(dollars in millions)
(unaudited)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2026	2025	$	%
Capital expenditures for property and equipment(1)	$12	$23	(11)	(47.8)
Capitalized software costs(2)	25	20	5	25.0
Total capital expenditures	37	43	(6)	(14.0)
Contract acquisition costs, net of refunds	51	42	9	21.4
Total capital expenditures and contract acquisition costs	$88	$85	3	3.5

	Six Months Ended
	June 30,		Increase / (Decrease)
	2026	2025	$	%
Capital expenditures for property and equipment(1)	$21	$42	(21)	(50.0)
Capitalized software costs(2)	47	41	6	14.6
Total capital expenditures	68	83	(15)	(18.1)
Contract acquisition costs, net of refunds	77	72	5	6.9
Total capital expenditures and contract acquisition costs	$145	$155	(10)	(6.5)
___________
(1)Represents expenditures for hotels, corporate and other property and equipment, which include amounts reimbursed by third parties of $6 million and $10 million for the three months ended June 30, 2026 and 2025, respectively, and $12 million and $22 million for the six months ended June 30, 2026 and 2025, respectively. Excludes expenditures for FF&E replacement reserves of $13 million and $19 million for the three months ended June 30, 2026 and 2025, respectively, and $23 million and $32 million for the six months ended June 30, 2026 and 2025, respectively.
(2)Includes $24 million and $18 million of expenditures that were reimbursed to us by third parties for the three months ended June 30, 2026 and 2025, respectively, and $44 million and $38 million for the six months ended June 30, 2026 and 2025, respectively.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income attributable to Hilton stockholders, as reported	$482	$440	$867	$740
Diluted EPS, as reported	$2.10	$1.84	$3.76	$3.07
Special items:
Cost reimbursement revenues(1)	$(1,982)	$(1,811)	$(3,737)	$(3,441)
Reimbursed expenses(1)	2,008	1,895	3,857	3,654
FF&E replacement reserves	13	19	23	32
Tax-related adjustments(2)	1	1	3	3
Other adjustments(3)	15	11	16	21
Total special items before taxes	55	115	162	269
Income tax expense on special items	(13)	(28)	(39)	(64)
Total special items after taxes	$42	$87	$123	$205

Net income, adjusted for special items	$524	$527	$990	$945
Diluted EPS, adjusted for special items	$2.29	$2.20	$4.30	$3.92
____________
(1)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(2)Amounts include income tax expenses (benefits) related to the enactment of new tax laws and certain changes in unrecognized tax expenses (benefits).
(3)Amounts for the three and six months ended June 30, 2025 include expected future credit losses on financing receivables, which were recognized in other non-operating income, net. Amount for the six months ended June 30, 2025 includes restructuring costs related to one of our leased hotels, which were recognized in ownership expenses. Amounts for all periods include losses (gains) related to severance and other items, including non-cash charges, which are recognized in various line items, such as net losses (gains) related to certain of our investments in unconsolidated affiliates, which were recognized in other non-operating income, net and the amortization expense related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc., which was recognized in depreciation and amortization expenses.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME MARGIN AND
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$482	$442	$865	$742
Interest expense	183	151	345	296
Income tax expense	198	187	333	297
Depreciation and amortization expenses	49	43	99	84
Loss (gain) on foreign currency transactions	7	1	12	(1)
FF&E replacement reserves	13	19	23	32
Share-based compensation expense	61	55	106	91
Amortization of contract acquisition costs	17	13	32	27
Cost reimbursement revenues(1)	(1,982)	(1,811)	(3,737)	(3,441)
Reimbursed expenses(1)	2,008	1,895	3,857	3,654
Other adjustments(2)	18	13	20	22
Adjusted EBITDA	$1,054	$1,008	$1,955	$1,803
____________
(1)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(2)Amounts for the three and six months ended June 30, 2025 include expected future credits losses on financing receivables. Amount for the six months ended June 30, 2025 also includes restructuring costs related to one of our leased hotels. Amounts for all periods include losses (gains) related to severance and other items, including non-cash charges, such as net losses (gains) related to certain of our investments in unconsolidated affiliates.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Total revenues, as reported	$3,341	$3,137	$6,278	$5,832
Add: amortization of contract acquisition costs	17	13	32	27
Less: cost reimbursement revenues(1)	(1,982)	(1,811)	(3,737)	(3,441)
Total revenues, as adjusted	$1,376	$1,339	$2,573	$2,418

Net income	$482	$442	$865	$742
Net income margin	14.4%	14.1%	13.8%	12.7%

Adjusted EBITDA	$1,054	$1,008	$1,955	$1,803
Adjusted EBITDA margin	76.6%	75.2%	76.0%	74.6%
____________
(1)Amounts include revenues from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
LONG-TERM DEBT TO NET INCOME RATIO AND
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(dollars in millions)
(unaudited)

	June 30,	December 31,
	2026	2025
Long-term debt, including current maturities	$13,343	$12,363
Add: unamortized deferred financing costs and discount	101	96
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount	13,444	12,459
Less: cash and cash equivalents	(1,009)	(918)
Less: restricted cash and cash equivalents	(55)	(52)
Net debt	$12,380	$11,489

	Six Months Ended		Year Ended	TTM Ended
	June 30,		December 31,	June 30,
	2026	2025	2025	2026
Net income	$865	$742	$1,461	$1,584
Interest expense	345	296	620	669
Income tax expense	333	297	611	647
Depreciation and amortization expenses	99	84	177	192
Loss (gain) on foreign currency transactions	12	(1)	11	24
FF&E replacement reserves	23	32	73	64
Share-based compensation expense	106	91	170	185
Amortization of contract acquisition costs	32	27	57	62
Cost reimbursement revenues(1)	(3,737)	(3,441)	(7,085)	(7,381)
Reimbursed expenses(1)	3,857	3,654	7,550	7,753
Other adjustments(2)	20	22	80	78
Adjusted EBITDA	$1,955	$1,803	$3,725	$3,877

Long-term debt				$13,343
Long-term debt to net income ratio				8.4

Net debt				$12,380
Net debt to Adjusted EBITDA ratio				3.2
____________
(1)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(2)Amounts for six months ended June 30, 2025 and year ended December 31, 2025 include expected future credit losses on financing receivables and restructuring costs related to one of our leased hotels. Amount for the year ended December 31, 2025 also includes losses for the partial settlement of one of our pension plans. Amounts for all periods include losses (gains) related to severance and other items, including non-cash charges, such as net losses (gains) related to certain of our investments in unconsolidated affiliates.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ending
	September 30, 2026
	Low Case	High Case
Net income attributable to Hilton stockholders	$502	$516
Diluted EPS(1)	$2.20	$2.26
Special items(2):
FF&E replacement reserves	$20	$20
Other adjustments	2	2
Total special items before taxes	22	22
Income tax expense on special items	(5)	(5)
Total special items after taxes	$17	$17

Net income, adjusted for special items	$519	$533
Diluted EPS, adjusted for special items(1)	$2.28	$2.34

	Year Ending
	December 31, 2026
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,884	$1,912
Diluted EPS(1)	$8.22	$8.35
Special items(2):
Cost reimbursement revenues	$(3,737)	$(3,737)
Reimbursed expenses	3,857	3,857
FF&E replacement reserves	59	59
Tax related adjustments	3	3
Other adjustments	19	19
Total special items before taxes	201	201
Income tax expense on special items	(48)	(48)
Total special items after taxes	$153	$153

Net income, adjusted for special items	$2,037	$2,065
Diluted EPS, adjusted for special items(1)	$8.89	$9.01
____________
(1)Does not include the effect of share repurchases made after June 30, 2026.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ending
	September 30, 2026
	Low Case	High Case
Net income	$502	$516
Interest expense	185	185
Income tax expense	209	215
Depreciation and amortization expenses	50	50
FF&E replacement reserves	20	20
Share-based compensation expense	50	50
Amortization of contract acquisition costs	17	17
Other adjustments(1)	2	2
Adjusted EBITDA	$1,035	$1,055

	Year Ending
	December 31, 2026
	Low Case	High Case
Net income	$1,883	$1,911
Interest expense	726	726
Income tax expense	756	768
Depreciation and amortization expenses	202	202
Loss on foreign currency transactions	12	12
FF&E replacement reserves	59	59
Share-based compensation expense	194	194
Amortization of contract acquisition costs	66	66
Cost reimbursement revenues	(3,737)	(3,737)
Reimbursed expenses	3,857	3,857
Other adjustments(1)	22	22
Adjusted EBITDA	$4,040	$4,080
____________
(1)See "—Net Income Margin and Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the trailing twelve months ("TTM") ended June 30, 2026, which is calculated as the six months ended June 30, 2026 plus the year ended December 31, 2025 less the six months ended June 30, 2025. This presentation is not in accordance with GAAP. However, we believe that this presentation provides useful information to investors regarding our recent financial performance, and we view this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess our historical results. In addition, our management uses TTM information to evaluate our financial performance for ongoing planning purposes.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items is calculated as net income (loss) attributable to Hilton stockholders, as reported, plus total special items after taxes. Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss), diluted EPS or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, our definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of our ongoing operations.

Adjusted EBITDA, Net Income (Loss) Margin and Adjusted EBITDA Margin

Adjusted EBITDA is calculated as net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses, as well as gains, losses, revenues and expenses earned or incurred in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) cost reimbursement revenues and reimbursed expenses; and (x) other items.

Net income (loss) margin represents net income (loss) as a percentage of total revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and cost reimbursement revenues.

We believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) these measures are used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within our industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are assigned to those depreciating or amortizing assets for accounting purposes. We also exclude items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; and (iii) other items that are not reflective of our operating performance, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, to enhance period-over-period comparisons of our ongoing operations. Further, Adjusted EBITDA excludes both cost reimbursement revenues and reimbursed expenses as we contractually do not operate the related programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures. The direct reimbursements from property owners are billable and reimbursable as the costs are incurred and have no net effect on net income (loss) in the reporting period. The indirect reimbursements from property owners are typically billed and collected monthly, based on the underlying hotel's sales or usage (e.g., gross room revenue or number of reservations processed), while the associated costs are recognized as incurred by Hilton, creating timing differences, with the net effect impacting net income (loss) in the reporting period. These timing differences are due to our discretion to spend in excess of revenues earned or less than revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our property owners. However, over the life of the operation of these programs, the expenses incurred related to the indirect reimbursements are designed to equal the revenues earned from the indirect reimbursements over time such that, in the long term, the programs will not earn a profit or generate a loss and do not impact our economics, either positively or negatively. Therefore, the net effect of our reimbursed revenues and expenses is not used by management to evaluate our operating performance, determine executive compensation or make other operating decisions, and we exclude their impact when evaluating period over period performance results.

Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss), net income (loss) margin or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing our results as reported under GAAP.

Net Debt, Long-Term Debt to Net Income (Loss) Ratio and Net Debt to Adjusted EBITDA Ratio

Long-term debt to net income (loss) ratio is calculated as the ratio of Hilton's long-term debt, including current maturities, to net income (loss). Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discounts; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents. Net debt to Adjusted EBITDA ratio is calculated as the ratio of Hilton's net debt to Adjusted EBITDA. Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. We believe net debt and net debt to Adjusted EBITDA ratio provide useful information about our indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

We define our comparable hotels as those that were active and operating in our system for at least one full calendar year and were open January 1st of the previous year. We exclude hotels that have undergone a change in brand or ownership type or a large-scale capital project during the current or comparable periods or otherwise do not have available comparable results, such as those that have sustained substantial property damage or encountered business interruption. We exclude strategic partner hotels from our comparable hotels. Of the 9,332 hotels in our system as of June 30, 2026, 562 hotels were strategic partner hotels and 6,808 hotels were classified as comparable hotels. Our 1,962 non-comparable hotels as of June 30, 2026 included (i) 988 hotels that were added to our system after January 1, 2025 or that have undergone a change in brand or ownership type during the current or comparable periods reported and (ii) 974 hotels that were removed from the comparable group for the current or comparable periods reported because they underwent or are undergoing large-scale capital projects, sustained substantial property damage, encountered business interruption or comparable results were otherwise not available for them.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of available capacity at a hotel or group of hotels. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess pricing levels that we are able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. We consider RevPAR to be a meaningful indicator of our performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR are presented on a comparable basis, based on the comparable hotels as of June 30, 2026, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and six months ended June 30, 2026 and 2025 use foreign currency exchange rates for the three and six months ended June 30, 2026, respectively.

Pipeline

Rooms under construction include rooms for hotels under construction or operating hotels that are in the process of conversion to our system.